Exhibit 99.2

ALTRIA ANNOUNCES EXPIRATION OF CASH TENDER OFFER

RICHMOND, Va. – March 5, 2015 – Altria Group, Inc. (Altria) (NYSE: MO) announces the expiration of its previously announced cash tender offer for any and all of its senior unsecured 9.700% Notes due 2018 (the “Notes”). The terms and conditions of the tender offer are described in the Offer to Purchase, dated February 26, 2015, the related Letter of Transmittal and the Notice of Guaranteed Delivery.

The tender offer for the Notes expired at 5:00 p.m., New York City time, on Wednesday, March 4, 2015 (the “Expiration Time”).

According to information provided by Global Bondholder Services Corporation, the Depositary and Information Agent for the tender offer, $792,538,000 aggregate principal amount of the Notes was validly tendered at or prior to the Expiration Time and not validly withdrawn, which amount includes $81,000 aggregate principal amount of the outstanding Notes that remain subject to guaranteed delivery procedures.

Title of Securities	CUSIP Number	Outstanding Principal Amount	Principal Amount Tendered*	U.S. Treasury Reference Security	U.S. Treasury Reference Yield	Fixed Spread (bps)	Total Consideration**
9.700% Notes due 2018	02209SAD5	$1,656,182,000	$792,538,000	1.000% due 02/15/2018	1.065%	65	$1,282.76

*	Includes Notes subject to guaranteed delivery procedures.
**	Per $1,000 principal amount of Notes accepted for purchase.

Altria expects to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Expiration Time. The conditions to the tender offer have been satisfied, therefore, Altria expects the payment for the purchased Notes, including Notes delivered in accordance with guaranteed delivery procedures, to be made on March 9, 2015.

In addition, holders whose Notes are purchased in the tender offer will be paid accrued and unpaid interest on their purchased Notes from the last interest payment date up to, but not including, the payment date for such purchased Notes.

Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC have acted as the Dealer Managers for the tender offer. Investors with questions may contact Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) and J.P. Morgan Securities LLC at (800) 834-4666 (toll-free) or (212) 834-4811 (collect). Global Bondholder Services Corporation is the Information Agent and Depositary and can be contacted at the following numbers: banks and brokers can call (212) 430-3774 (collect), and all others can call (866) 470-3900 (toll-free).

6601 West Broad Street, Richmond, VA 23230

This press release is neither an offer to sell nor a solicitation of offers to buy any securities. The tender offer was made only pursuant to the Offer to Purchase, the related Letter of Transmittal and the Notice of Guaranteed Delivery. The tender offer was not made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Please refer to the Offer to Purchase for a description of offer terms, conditions, disclaimers and other information applicable to the tender offer.

2015 First Quarter Charge and Full-Year EPS Guidance

Based on the Total Consideration specified in the table above and the amount of Notes validly tendered and expected to be accepted for purchase, Altria will record a one-time, pre-tax charge against reported earnings in the first quarter of 2015 of approximately $230 million, or $0.07 per share, reflecting the loss on early extinguishment of debt related to the tender offer (the “Charge”).

Altria reaffirms its previously announced guidance for 2015 full-year adjusted diluted EPS to be in the range of $2.75 to $2.80, which excludes the Charge as well as an approximate $0.02 per share provision that will be recorded by Philip Morris USA Inc. (“PM USA”) in the first quarter of 2015, related to PM USA’s previously announced tentative agreement to resolve approximately 415 pending federal Engle progeny cases. The 2015 full-year adjusted diluted EPS guidance range represents a growth rate of 7% to 9% from an adjusted diluted EPS base of $2.57 in 2014, which excluded the special items in the table below.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this forecast.

Altria’s Adjusted Diluted Earnings Per Share

Full Year
2014
Reported diluted EPS	$2.56
NPM Adjustment Items	(0.03)
Loss on early extinguishment of debt	0.02
Asset impairment, exit, integration and acquisition-related costs	0.01
SABMiller special items	0.01
Tax items	(0.01)
Tobacco and health litigation items	0.01

Adjusted diluted EPS	$2.57

Non-GAAP Financial Measures

Altria reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which exclude certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, SABMiller plc

(“SABMiller”) special items, certain tax items, charges associated with tobacco and health litigation items, and settlements of, and determinations made in connection with, certain non-participating manufacturer (“NPM”) adjustment disputes (such settlements and determinations are referred to collectively as “NPM Adjustment Items”). Altria’s management does not view any of these special items to be part of Altria’s sustainable results as they may be highly variable, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that these adjusted financial measures provide useful insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP, and should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items, including those items noted in the preceding paragraph. Altria’s management cannot estimate on a forward-looking basis the impact of these items on Altria’s reported diluted EPS because these items, which could be significant, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding GAAP measure for, or reconciliation to, its adjusted diluted EPS guidance.

Altria’s Profile

Altria’s wholly-owned subsidiaries include PM USA, U.S. Smokeless Tobacco Company LLC (“USSTC”), John Middleton Co., Nu Mark LLC, Ste. Michelle Wine Estates Ltd. (“Ste. Michelle”) and Philip Morris Capital Corporation. Altria holds a continuing economic and voting interest in SABMiller.

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, MarkTen® and Green Smoke®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2014.

These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.

Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.

Altria and its tobacco businesses are also subject to federal, state and local government regulation, including broad-based regulation of PM USA and USSTC by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.
Altria Client Services	Altria Client Services
Investor Relations	Media Relations
804-484-8222	804-484-8897

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